Exhibit 13
Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the caption “Independent Registered Public Accounting Firms” in the Prospectus and Statement of Additional Information, and to the use of our report dated April 9, 2010, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company, included in Post-Effective Amendment No. 25 to the Registration Statement (Form N-3 No. 333-08543) under the Securities Act of 1933 and related Prospectus of Transamerica Asset Allocation Variable Funds.

/s/ Ernst & Young LLP

Des Moines, Iowa
April 27, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form N-3 of Transamerica Asset Allocation Variable Funds of our reports dated March 1, 2010, relating to the financial statements and financial highlights of Transamerica Asset Allocation Variable Funds and Transamerica Partners Portfolios which appear in the December 31, 2009 Annual Report of Transamerica Asset Allocation Variable Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, New York
April 30, 2010